Exhibit 99.1

iRhythm Technologies Announces Third Quarter 2020 Financial Results

SAN FRANCISCO, November 5, 2020 -- iRhythm Technologies, Inc. (NASDAQ: IRTC), a leading digital health care solutions company focused on the advancement of cardiac care, today reported financial results for the three months ended September 30, 2020.

Third Quarter 2020 Summary

•Revenue of $71.9 million
◦31.6% increase compared to third quarter 2019
◦41.4% increase compared to second quarter 2020
•Gross margin was 74.7%
◦Consistent with comparable quarter in 2019
◦510 basis point increase quarter on quarter
•Adjusted EBITDA (defined as EBITDA less stock compensation) was positive for the first time at $14.8 million
•Completed follow on offering generating $206.8 million in net proceeds
◦Cash and Short Term Investments of $327.2 million at quarter end
•Recipient of National Health System funding in the United Kingdom as a winner of the Artificial Intelligence in Health and Care Award

“Our strong performance during the quarter was driven by further penetration of Zio XT in both existing and new accounts, continued ramp of Zio AT and continued utilization of our Home Enrollment service to sustain patient registration volumes in telemedicine settings. As we exited the quarter, many centers were prescribing Zio at or above the daily average we saw in February, prior to the impact of COVID-19. While the pandemic undoubtedly created unprecedented challenges, it also served to escalate awareness as to the benefits of Zio as our digital platform allows for cardiac monitoring independent of patient and physician location,” said Kevin King, CEO.

“There still remains some degree of regional variability in terms of registration volumes, and this trend significantly correlates to the new or continuing outbreaks in those areas. Nonetheless, we remain very confident in our ability to drive further market penetration, as well as the potential for expansion into the asymptomatic market following data from important trials currently underway,” concluded King.

Third Quarter Financial Results
Revenue for the three months ended September 30, 2020 increased 31.6% to $71.9 million, from $54.7 million during the same period in 2019. The increase was primarily due to higher volumes.

Gross profit for the third quarter of 2020 was $53.7 million, or 74.7% gross margin, compared to $40.9 million, or gross margin of 74.8%, during the same period in 2019.

Operating expenses for the third quarter of 2020 were $58.5 million, compared to $59.1 million for the same period in 2019 which was a decrease of 1%.

Net loss for the third quarter of 2020 was $4.7 million, or a loss of $0.17 per share, compared with net loss of $18.3 million, or a loss of $0.72 per share, for the same period in 2019.

Total Cash and Short-Term Investment balance as of September 30, 2020 was $327.2 million.

Webcast and Conference Call Information
iRhythm’s management team will host a conference call today beginning at 1:30 p.m. PT / 4:30 p.m. ET. Investors interested in listening to the conference call may do so by accessing the webcast on the “Investors” section of the company’s website at: www.irhythmtech.com.

About iRhythm Technologies, Inc. iRhythm is a leading digital health care company redefining the way cardiac arrhythmias are clinically diagnosed. The company combines wearable biosensor devices worn for up to 14 days and cloud-based data analytics with powerful proprietary algorithms that distill data from millions of heartbeats into clinically actionable information. The company believes improvements in arrhythmia detection and characterization have the potential to change clinical management of patients.

Exhibit 99.1

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These statements include statements regarding financial guidance, the impact of COVID-19 on our business, market opportunity, ability to penetrate the market, operating plans and expectations for economic recovery. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include risks described in the section entitled “Risk Factors” and elsewhere in our filing made with the Securities and Exchange Commission on the Form 10-K on March 2, 2020. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. iRhythm disclaims any obligation to update these forward-looking statements.

Use of Non-GAAP Financial Measures
iRhythm has supplemented its GAAP net income (loss) with a non-GAAP measure of Adjusted EBITDA. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the Company, facilitates a more meaningful comparison of results for current periods with previous operating results, and assists management in analyzing future trends, making strategic and business decisions and establishing internal budgets and forecasts. A reconciliation of non-GAAP Adjusted EBITDA to GAAP net income (loss), the most directly comparable GAAP measure, is provided in the schedule below.

There are limitations in using this non-GAAP financial measure because it is not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. This non-GAAP financial measure should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with iRhythm’s financial statements prepared in accordance with GAAP and the reconciliations of the non-GAAP financial measure provided in the schedule below.

Investor Relations Contact:	Media Contact:
Leigh Salvo	Saige Smith
(415) 937-5404	(262) 289-7065
investors@irhythmtech.com	irhythm@highwirepr.com

Exhibit 99.1

IRHYTHM TECHNOLOGIES, INC.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and per share data)

	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$95,336	$20,462
Short-term investments	231,901	120,089
Accounts receivable, net	28,955	23,867
Inventory	5,062	4,037
Prepaid expenses and other current assets	4,685	4,337
Total current assets	365,939	172,792
Long-term investments	—	8,030
Property and equipment, net	32,775	26,464
Operating lease right-of-use assets	86,247	90,124
Goodwill	862	862
Other assets	11,378	7,940
Total assets	$497,201	$306,212
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,838	$8,243
Accrued liabilities	32,185	32,714
Deferred revenue	938	1,251
Debt, current portion	10,694	1,944
Operating lease liabilities, current portion	8,211	7,914
Total current liabilities	55,866	52,066
Debt, noncurrent portion	24,252	32,989
Operating lease liabilities, noncurrent portion	82,537	85,748
Total liabilities	162,655	170,803
Commitments and contingencies
Stockholders’ equity:
Preferred Stock	—	—
Common stock	27	25
Additional paid-in capital	629,484	395,695
Accumulated other comprehensive income	68	82
Accumulated deficit	(295,033)	(260,393)
Total stockholders’ equity	334,546	135,409
Total liabilities and stockholders’ equity	$497,201	$306,212

Exhibit 99.1

IRHYTHM TECHNOLOGIES, INC.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue, net	$71,944	$54,673	$186,357	$155,448
Cost of revenue	18,232	13,785	49,779	38,570
Gross profit	53,712	40,888	136,578	116,878
Operating expenses:
Research and development	8,768	13,499	29,725	28,031
Selling, general and administrative	49,701	45,649	140,945	125,876
Total operating expenses	58,469	59,148	170,670	153,907
Loss from operations	(4,757)	(18,260)	(34,092)	(37,029)
Interest expense	(384)	(409)	(1,145)	(1,258)
Other income, net	569	396	1,311	1,066
Loss before income taxes	(4,572)	(18,273)	(33,926)	(37,221)
Income tax provision	105	20	253	47
Net loss	$(4,677)	$(18,293)	$(34,179)	$(37,268)
Net loss per common share, basic and diluted	$(0.17)	$(0.72)	$(1.25)	$(1.50)
Weighted-average shares, basic and diluted	28,050,210	25,247,831	27,358,096	24,818,482

Exhibit 99.1

IRHYTHM TECHNOLOGIES, INC.
Reconciliation of Net Loss to Adjusted EBITDA
(Unaudited)
(In thousands)

Three Months Ended September 30,
Net loss	$(4,677)
Income tax provision	105
Depreciation and Amortization	1,702
Interest expense	223
Stock-based compensation	17,444
Adjusted EBITDA	$14,797